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[Lincoln Financial Group(R) LOGO]                                Exhibit 99.B(5)

APPLICATION FOR
Multi-Fund(R) SELECT ANNUITY

The Lincoln National Life Insurance Company
1300 South Clinton Street
Fort Wayne IN 46802
Phone 800-4LINCOLN (800-454-6265)

(C)2006 Lincoln Financial Group IS THE MARKETING NAME FOR LINCOLN NATIONAL CORPORATION AND ITS AFFILIATES.

Form 33083 2/05

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[Lincoln Financial Group(R) LOGO]                                APPLICATION FOR
                                                    MULTI-FUND(R) SELECT ANNUITY
The Lincoln National Life Insurance Company
1300 South Clinton Street
Fort Wayne IN 46802
Phone 800-4LINCOLN (800-454-6265)
www.LFG.com

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Complete this form to apply for a Multi-Fund(R) SELECT ANNUITY. Any alterations to this application must be initialed by the annuitant and contract owner (if other than annuitant).

1    ANNUITANT/OWNER   PLEASE PRINT.

                                Last                                            First                   Middle Initial

Name (print) _____________________________________________________________________________________________________________________

Mailing Address __________________________________________________________________________________________________________________

City _______________________________________________________ State _________ ZIP ________________________-________________________

Legal (Street) Address (if different from mailing address) _______________________________________________________________________

City _______________________________________________________ State _________ ZIP ________________________-________________________

Social Security no. ____________-____________-______________    Date of Birth _____________/_____________/________________________
                                                                                  month           day              year

|_| Male   |_| Female      |_| Married   |_| Not married     E-mail Address ______________________________________________________

Home phone no. _____________-_____________-________________   Business phone no. _______________-______________-__________________

2    EMPLOYER/REMITTER

Remitter name ______________________________________________________________ Remitter no. _______-________________________________

3    SUITABILITY   COMPLETE THIS INFORMATION FOR THE ANNUITANT/OWNER.

Annuitant/Owner's investment objective is: (SELECT ONE OBJECTIVE UNLESS DECLINING SUITABILITY INFORMATION.)

|_| Preservation of Capital          |_| Income               |_| Growth & Income   |_| Long Term Growth

|_| Asset Allocation Fund of Funds   |_| Maximum Capital Appreciation               |_| Flexible Allocation

Annuitant/Owner's financial status is: (COMPLETE ALL FIELDS UNLESS DECLINING SUITABILITY INFORMATION.)

Number of dependents _____________ Occupation ____________________________________________________________________________________

Total family income $ ______________________________ Estimated net worth $________________________________________________________

|_| I understand that the sales representative must inquire about my financial status for purpose of determining if this sale is suitable; however, I wish to decline to provide suitability information.

Does the Multi-Fund(R) Select annuity meet your financial objectives and anticipated needs?   |_| Yes  |_| No

4    ALLOCATION OF CONTRIBUTIONS

PRESERVATION OF CAPITAL                      LONG TERM GROWTH                           MAXIMUM CAPITAL APPRECIATION
_____% Fixed Account                         _____% American Funds Global Growth        _____% AllianceBernstein Global Technology
_____% Lincoln VIP Money Market              _____% American Funds Growth               _____% Baron Capital Asset
INCOME                                       _____% American Funds International        _____% Delaware VIP Trend
_____% Delaware VIP Diversified Income       _____% Delaware VIP Small Cap Value        _____% DWS Small Cap Index VIP
_____% Delaware VIP High Yield               _____% DWS Equity 500 Index VIP            _____% Lincoln VIP Aggressive Growth
_____% Lincoln VIP Bond                      _____% Fidelity VIP Contrafund             _____% Neuberger Berman AMT
GROWTH & INCOME                              _____% Fidelity VIP Growth                        Mid-Cap Growth
_____% AllianceBernstein Growth & Income     _____% Lincoln VIP Capital Appreciation    ASSET ALLOCATION FUND OF FUNDS
_____% American Funds Growth-Income          _____% Lincoln VIP Growth and Income       _____% Lincoln VIP Aggressive Profile
_____% Delaware VIP REIT                     _____% Lincoln VIP International           _____% Lincoln VIP Conservative Profile
_____% Delaware VIP Value                    _____% Lincoln VIP Social Awareness        _____% Lincoln VIP Moderate Profile
_____% Lincoln VIP Equity-Income             _____% Lincoln VIP Special Opportunities   _____% Lincoln VIP Moderately Aggressive
_____% Lincoln VIP Global Asset Allocation   _____% MFS VIT Utilities                          Profile
_____% Lincoln VIP Managed

LINCOLN FINANCIAL GROUP IS THE MARKETING NAME FOR LINCOLN NATIONAL CORPORATION AND ITS AFFILIATES.

FORM 33083 2/05
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5    TELEPHONE/INTERNET AUTHORIZATION (CHECK YES IF THIS OPTION IS DESIRED.)

I/We authorize and direct The Company to accept instructions via telephone, Internet Service Center or facsimile from the agent of record or any person who can furnish proper contract identification to exchange units from subaccount to subaccount and/or change the allocation of future investments. This also authorizes changes as approved by The Company.

Transfers to a fixed subaccount will result in a new guaranteed period for the amount being transferred. Any such guarantee period will begin on the effective date of the transfer. I/We agree to hold harmless and indemnify The Company and affiliates.

Automatic telephone transfers and Internet Service Center requests require a separate registration process in addition to completion of this form.

Requests for exchanges in subaccount units will be made at their respective unit values at the close of business the day the request is received, provided the instructions are received before the close of the New York Stock Exchange. Instructions received
after the close of the New York Stock Exchange will be effective at the close of the following business day. |_| Yes |_| No

6    BENEFICIARY DESIGNATION   IF ADDITIONAL SPACE IS NEEDED, PROVIDE COMPLETE INFORMATION IN THE ADDITIONAL REMARKS SECTION.

|_| Primary   |_| Secondary Relationship: |_| Spouse   |_| Child   |_| Parent   |_| Other ____________________________ %__________

Name _____________________________________________________________________________________________________________________________
                          Last                                             First                           Middle Initial

Social Security no. ________________-________________-________________   Date of Birth ____________/____________/_________________
                                                                                           month         day            year

|_| Primary   |_| Secondary Relationship: |_| Spouse   |_| Child   |_| Parent   |_| Other ____________________________ %__________

Name _____________________________________________________________________________________________________________________________
                          Last                                             First                           Middle Initial

Social Security no. ________________-________________-________________   Date of Birth ____________/____________/_________________
                                                                                           month         day            year

|_| Primary   |_| Secondary Relationship: |_| Spouse   |_| Child   |_| Parent   |_| Other ____________________________ %__________

Name _____________________________________________________________________________________________________________________________
                          Last                                             First                           Middle Initial

Social Security no. ________________-________________-________________   Date of Birth ____________/____________/_________________
                                                                                           month         day            year

7    CONTRIBUTION

                                                                 401(a)
                                               SOURCE   403(b)   401(k)   LOSAP   457   FREQUENCY*
--------------------------------------------------------------------------------------------------
Employee Deferred Compensation/
Employee Mandatory Deferral                    F        $        $                $
Employee Salary Reduction Elective Deferrals   G        $        $
Employee Deductible Contribution               H        $        $
Roth (rollover of after tax money)             S        $        $
Employer Contributions                         A        $        $                $
Program Sponsor Contribution                   T                          $
Employer Discretionary Contributions           C        $        $
Employer Matching                              D        $        $

*FREQUENCIES:   (A) ANNUAL           (S/A) SEMI-ANNUAL   (Q)QUARTERLY   (M) MONTHLY
                (S/M) SEMI-MONTHLY   (B/W) BI-WEEKLY     (W) WEEKLY

Date of Hire _______/_______/_____________ Annual Salary _______________________
              month    day        year

Recurring Annual Amount _____________________________   Number of Payments_____

Indicate the months in which contributions will be skipped (MAXIMUM OF 3 MONTHS.) ________________________________________

8    ADDITIONAL REMARKS

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________
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9    REPLACEMENT

Does the applicant have any existing life or annuity contracts?   |_| Yes   |_| No

Will the proposed contract replace any existing annuity or life insurance contract?   |_| Yes   |_| No

Type of existing contract:   |_| Life Insurance   |_| Annuity

Type of replacement:   |_| Full   |_| Partial   |_| Reduced/Paid-Up

(Attach a state replacement form if required by the state in which the application is signed.)

____________________________________________________________________________________________________________________________________
COMPANY NAME                                                                    Contract number
____________________________________________________________________________________________________________________________________
Plan name                                                                       Year issued
____________________________________________________________________________________________________________________________________
Type of plan                                                                    Type of existing contract
____________________________________________________________________________________________________________________________________
ADDITIONAL COMPANY NAME                                                         Contract number
____________________________________________________________________________________________________________________________________
Plan name                                                                       Year issued
____________________________________________________________________________________________________________________________________
Type of plan                                                                    Type of existing contract

10   DECLARATIONS AND SIGNATURES

The following states require the applicant to acknowledge the information below that pertains to his or her specific state.
ARKANSAS, KENTUCKY, NEW MEXICO, OHIO, OKLAHOMA - Any person who knowingly and with intent to defraud any insurance company or other person and who files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading information concerning any false materials thereto commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties.

COLORADO - It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the
Department of Regulatory Services.

DISTRICT OF COLUMBIA, MAINE, TENNESSEE - WARNING. It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

GEORGIA - Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information may be guilty of a felony of the third degree.

LOUISIANA - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance, is guilty of a crime and may be subject to fines and confinement in prison.

TEXAS - Any person who knowingly presents a false or fraudulent claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in state prison.

All statements made in this application are true to the best of my/our knowledge and belief, and I/we agree to all terms and conditions as shown. I/We acknowledge receipt of current prospectuses for Multi-Fund(R) Select and verify my/our understanding that
ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF THE FUNDS IN THE SERIES, ARE VARIABLE AND
NOT GUARANTEED AS TO DOLLAR AMOUNT. I/We understand that all payments and values based on the fixed account are subject to an interest adjustment formula that may increase or decrease the value of any transfer, partial surrender, or full surrender from the fixed account made prior to the end of a guaranteed period. Under penalty of perjury, the Contract Owner(s) certifies that the
Social Security (or taxpayer identification) number(s) is correct as it appears in this application.

The following statements apply only to 403(b) contracts

-    I agree to abide by the distribution rules as described in IRC section 403(b)(11). This code section prohibits the distribution of salary reduction elective deferrals made after 12/31/88 and earnings from 403(b) contracts except in the following events:
     attainment of age 59 1/2; separation from service; death of the annuitant; disability of the annuitant as defined in IRC section 72(m)(7); or financial hardship. If claiming financial hardship, I may not withdraw earnings on elective deferrals.

-    If I am not 100% vested in the employer contributions and earnings attributable to employer contributions held in the contract and I separate from service, the non-vested account balance will be forfeited.


                                                                                State
------------------------------------------------------------------------------------- --------------
Signed at (city)


                                                                                Date:          /         /
------------------------------------------------------------------------------------- --------- --------- ---------
SIGNATURE OF ANNUITANT                                                                  month       day      year


                                                                                State
------------------------------------------------------------------------------------- --------------
Signed at (city)

--------------------------------------------------------------------------------
Contract Owner Name (print or type)


                                                                                Date:          /         /
------------------------------------------------------------------------------------- --------- --------- ---------
SIGNATURE OF CONTRACT OWNER (ONLY IF EMPLOYER OWNED)                                    month       day      year

For ERISA plans only: If the Annuitant is married and the primary beneficiary is someone other than the spouse, the spouse must sign below. Their signature must be witnessed by the Plan Administrator or a Notary Public.

                                                                                            Commission Expires
-------------------------------------------------------------------------------------
Spouse's signature


                                                                                               /         /
------------------------------------------------------------------------------------- --------- --------- ---------
Plan Administrator or Notary Public's signature                                         month       day      year
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11   REPRESENTATIVE'S REPORT

Do you have any knowledge or reason to believe that the proposed annuity contract will replace any
existing annuity or life insurance contract, including any Lincoln Life contracts?                            |_| Yes   |_| No

If "yes," provide details
____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

Servicing representative's name (PRINT OR TYPE) ____________________________________________________________________________________

Phone no. __________-__________-__________ Social Security no. __________-__________-__________

SA code ________________________________________ PC code ________________________________________ Split ______________

Mail code ________________________________________

Representative's name (PRINT OR TYPE) ______________________________________________________________________________________________

Phone no. __________-__________-__________ Social Security no. __________-__________-__________

SA code ________________________________________ PC code ________________________________________ Split ______________

Representative's name (PRINT OR TYPE) ______________________________________________________________________________________________

Phone no. __________-__________-__________ Social Security no. __________-__________-__________

SA code ________________________________________ PC code ________________________________________ Split ______________

Representative's name (PRINT OR TYPE) ______________________________________________________________________________________________

Phone no. __________-__________-__________ Social Security no. __________-__________-__________

SA code ________________________________________ PC code ________________________________________ Split ______________

The Licensed Representative signed below certifies that:

-    I have used only The Lincoln National Life Insurance Company approved sales materials in conjunction with this sale; and copies of all sales materials were left with applicant(s). Any electronically presented sales material shall be provided in printed form to the applicant no later than at the time of the policy or contract delivery;

-    I have truly and accurately recorded on this application the information supplied by the annuitant and/or contract owner;

-    I have reviewed the investment objectives and financial needs of the applicant and believe that this product is suitable for addressing those objectives and needs.

-    The representative hereby certifies that he/she witnessed the signature(s) in Section 11 and that all information contained in this application is true to the best of his/her knowledge and belief.


Licensed Representative Name (PRINT OR TYPE) _______________________________________________________________________________________


Licensed Representative Signature                                               Date:          /         /
----------------------------------------------------------------------------------------------- --------- ---------
                                                                                        month       day      year

                      Send completed application to:
Multi-Fund(R)         Lincoln Financial Group                           BY EXPRESS MAIL:   Lincoln Financial Group
   Select             P.O.Box 2340                                                         1300 South Clinton Street
                      Fort Wayne, IN 46801-2340                                            Fort Wayne, IN 46802-3506

                      If you have any questions regarding this application, please call Lincoln Financial Group at 800 454-6265.
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[Lincoln Financial Group(R) LOGO]                        CUSTOMER IDENTIFICATION
                                                               VERIFICATION FORM

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IMPORTANT INFORMATION ABOUT NEW CUSTOMER IDENTIFICATION PROCEDURES

                                                                                           Policy/Contract No.: ____________________

The USA PATRIOT Act requires all financial institutions, including The Lincoln National Life Insurance Company, to obtain, verify, and maintain information that identifies each person who opens a new account with the Company. To meet this federal obligation we will ask for your name, address, date of birth or articles of incorporation or similar documents and other information, including a driver's license or other government issued identification that will allow us to verify your identity. This process may include the use of third party sources to verify the information provided.

For policies or contracts owned by a Trust, new customer identification procedures will require the Company to obtain a copy of a
Trust instrument. Any Trust instrument will be retained solely for purposes of customer identification as required by law and the
Company accepts no responsibility for the enforcement or administration of any of the terms thereof.

Information required for each OWNER. Use additional forms if necessary.

OWNER                                                               JOINT OWNER

Name: ___________________________________________________________   Name: __________________________________________________________

Social Security No./Tax ID#: ____________________________________   Social Security No./Tax ID#: ___________________________________

Date of Birth: __________________________________________________   Date of Birth: _________________________________________________

Address: (SELECT ONE, NO PO BOX)                                    Address: (SELECT ONE, NO PO BOX)
   Residential: _________________________________________________      Residential: ________________________________________________
                (Street Address)                                                    (Street Address)
                _________________________________________________                   ________________________________________________
                (City, State, Zip Code)                                             (City, State, Zip Code)

   Business:    _________________________________________________      Business:    ________________________________________________
                (Street Address)                                                    (Street Address)
                _________________________________________________                   ________________________________________________
                (City, State, Zip Code)                                             (City, State, Zip Code)

Check one form of ID:                                               Check one form of ID:

Individual Owner           Non-individual Owner                     Individual Owner           Non-individual Owner

|_| Driver's License       |_| Certified Articles of                |_| Driver's License       |_| Certified Articles of
|_| Passport                   Incorporation                        |_| Passport                   Incorporation
|_| Social Security Card   |_| Partnership Agreement                |_| Social Security Card   |_| Partnership Agreement
|_| Alien Card             |_| Trust Document                       |_| Alien Card             |_| Trust Document
|_| Military ID                                                     |_| Military ID
|_| Official Birth                                                  |_| Official Birth
    Certificate                                                         Certificate
    (not a copy)                                                        (not a copy)

_________________________________________________________________   ________________________________________________________________
ID Number                               State/Country of Issuance   ID Number                            State/Country of Issuance

_________________________________________________________________   ________________________________________________________________
Identification Expiration Date                                      Identification Expiration Date

The Licensed Representative signed below certifies that:

I personally met with the proposed Owner(s), reviewed the government issued identification described in the attached documentation and verified, to the best of my knowledge, that it accurately reflects the identity of the proposed Owner(s).


-----------------------------------------------------------------   ----------------------------------------------------------------
Licensed Representative Name                                        Licensed Representative Signature

LINCOLN FINANCIAL GROUP IS THE MARKETING NAME FOR LINCOLN NATIONAL CORPORATION AND ITS AFFILIATES.

FORM 33009 (01/06)
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